Exhibit 10.38

NRG Energy, Inc
Named Executive Officer 2006 AIP Payout and 2007 Base Salary Table

		2006 Annual Incentive
Name	Title	Plan Payout	2007 Base Salary

David Crane	President, Chief Executive Officer and Director	1,267,626	1,000,000
Robert C. Flexon	Executive Vice President and Chief Financial Officer	451,888	550,000
Kevin T. Howell	Executive Vice President, Commercial Operations	323,180	400,000
John P. Brewster	Executive Vice President, Development Engineering Procurement and Construction	231,416	340,000
Steve Winn	Executive Vice President, Strategy and Environmental and New Business	245,063	370,000